CARROT's original offering opened on January 2, 2018 and closed on April 2, 2018. The information on this page was accurate as of April 2, 2018. The most recent price per share on Netcapital is $4.90.

CARROT

CARROT is a mobile wellness program that rewards people financially for walking and meeting personal activity goals.


CARROT
7832
2932
The App that Rewards You Financially for Walking.

Invest

4(a)(6) offering provided by Netcapital Funding Portal, Inc.

Introducing CARROT

A mobile gaming company has successfully “gamified” health and wellness, delivering three times the engagement at less than one-sixth the cost of traditional programs. Unlike anything in the marketplace, CARROT’s “set-it-and-forget-it” approach uses individualized goals and instant gratification to motivate even the most sedentary users – making CARROT an attractive corporate wellness program for companies of all sizes. CARROT leverages the viral advantages of mobile technology to quickly onboard small employers while offering an affordable, scalable solution for the world’s largest corporations.

Learn more about CARROT at carrotwellness.com →

Finally – A Program For ALL

Rising employer healthcare costs have motivated companies to increasingly invest in health and wellness initiatives. Unfortunately, engagement in such programs is a continual challenge, especially among the 20% of employees who are responsible for 80% of a company’s health care spending. Typical wellness initiatives – despite the average annual investment of $700 per employee in incentives – attract only those employees who are already healthy.

That’s where CARROT enters the picture. CARROT provides employers with a wellness solution that has a track record of incentivizing even the most sedentary staff members to lead more active lives, achieving off-the-charts participation and engagement. Thanks to its unique “gamified” approach, CARROT has the opportunity to become the industry’s first affordable, engaging program that appeals to ALL members of an organization.

Gamification Drives Results

From the employee perspective, CARROT is a fun and addictive mobile app that provides “instant gratification” for achieving personalized activity goals. They use the virtual “CARROT currencies” to enter contests, compete in challenges, and purchase digital gift cards that are available right on the app. Barriers to participation have been eliminated at every turn – in fact, users are rewarded even if the app isn’t turned on or running in the background.


Reward Points
Goal Coins
Personalized Steps Goal
updates everyday
6414
4201
Current Steps

From the employer's perspective, CARROT is a simple, easy-to-manage program. Because most rewards are digital, HR requirements are minimized. Employers also like that CARROT, unlike traditional wellness programs, is fully inclusive, allowing manual wheelchair users to compete – fairly and equally – with marathon runners and weekend warriors for rewards. And most importantly, CARROT works: participants increase their daily activity by nearly 23 percent in just the first 60 days!

CARROT's proprietary logic maximizes employee engagement while minimizing the employer's incentives budget. Powered by the unique application of mobile technology and the underlying intelligence represented, CARROT is designed to reduce healthcare costs, absenteeism and presenteeism, while improving productivity.


CARROT
CARROT Health & Wellness Analytics
Nine-Month Population Progress
Percentage of Participants with 10k Steps as Personal Goal
% w/ 10k Steps Goal
Trending
Average
Days

Early Success

One of Michigan's largest and most-respected employers, Henry Ford Health System, launched a six-month CARROT Health & Wellness pilot program at West Bloomfield Hospital in March 2016. HFHS's intent was to evaluate the program for potential company-wide launch in January 2017.

When CARROT achieved more than 30% participation after just six weeks (six times greater than their typical participation rate), HFHS cut short the pilot and signed a three-year contract to provide CARROT to its 25,000 employees. Health Alliance Plan, the United Auto Workers (UAW) International, Oakland University, Macomb County Government, The State Bank, and several others have joined HFHS in utilizing CARROT's program to drive healthier behaviors among their employees.

More than 15 organizations currently offer CARROT to 60,000-plus paid participants in the United States, Canada, Norway, Sweden, Switzerland, Austria, Finland, the Netherlands, and other countries.


CARROT's Global Growth
EUROPE
AMERICA
ASIA

CARROT's potential impact on the industry crystallized in a recent competition that included 100+ startups. An audience of more than 400 CEO's and HR professionals named CARROT the "Most Innovative Solution" to engage millennials in health care at the 2016 Crain's Detroit Business Health Care Leadership Summit.


CARROT Clients
Henry Ford Health System
Macomb County Michigan
Oakland University
hap
Rowe Professional Services Company
Suburban Ice
The State Bank
your financial partner for life
UAW
Total Sports Complex
ICL
RUBICON VLS
CAMBRIDGE
Consulting Group
Takeda
nuarx
American Heart Association.
Michigan Hall of Fame Sports
Medical Advantage
Michigan Fitness Foundation

Business Model

The corporate wellness services industry has experienced rapid growth in recent years. In 2011, the industry generated $1.8 billion in revenue while today, annual revenue is about $8 billion and climbing. Organizations that offered wellness programs in 2016 invested an average of nearly $700 per employee in incentives.

Because of CARROT's scalability and low implementation costs, companies of any size can benefit from the program. The initial primary target market has been healthcare organizations and educational institutions. These industries are uniquely focused on wellness and are typically open to the innovative use of new technologies. Further, having referenceable customers in these industries provides credibility and exposure needed to convert larger employers both within and outside of these industries.

CARROT has already accomplished this in both healthcare (Henry Ford Health System, Medical Advantage Group, Health Alliance Plan) and education (Oakland University). Their next market of focus will be self-insured companies with fewer than 1,000 employees. These buyers have an urgent need to address skyrocketing employee health care costs and, unlike most larger organizations, are able to make quick purchasing decisions. By (1) establishing a visible presence at national benefits/ HR conferences, (2) launching a targeted digital ad campaign, and (3) connecting directly with employee benefits brokers, we will reach these critical health care decision makers.

Pricing for CARROT is simple, easy to understand, and extremely affordable by industry standards. Pricing entails an initial implementation fee, plus an ongoing "per employee per year" license fee.

The CARROT Team

CARROT benefits from a talented and passionate "team" that includes hands-on contributions from designers and programmers, as well as counsel from trusted industry experts. Leading the day-to-day activities are Founder/CEO Michael Antaran, VP Mike Murray, and Lead Developer Josh Lovatt.



Michael Antaran Founder & CEO

A lifelong Metro Detroiter, Michael Antaran earned degrees from Wayne State University (BS, Mechanical Engineering) and Oakland University (MSME) before spending 15 years as a powertrain engineer with Chrysler and General Motors. He took the lessons learned in the auto industry – primarily, a focus on customer experience – to successfully guide his own company. In 2014, Antaran was selected by Goldman Sachs to participate in its 10k Small Business Program in Detroit. The following year, Antaran was one of just 16 U.S. entrepreneurs selected to participate in a special business development program hosted jointly by Goldman Sachs and Bloomberg in New York City. In 2016, his presentation at the Crain's Detroit Business Health Care Leadership Summit allowed CARROT to take top honors as the "Most Innovative Solution" to connect Millennials with health care. He has also been recognized by Crain's Detroit Business as one of the "50 Names to Know in Information Technology".



Mike Murray VP Marketing & Communications

With a diverse background that includes more than a decade in the health care industry and experience supporting small businesses, Mike Murray is well-positioned to serve as CARROT's Vice President for Marketing & Communications. His background includes 13 years leading marketing and communications efforts for a large regional health care provider and nine seasons directing media services for the NFL's Detroit Lions. The University of Michigan graduate is responsible for ensuring the consistent appearance and performance of the company's brands across all lines of communication, and his hands-on contributions impact all sales activities, business development, product development, marketing and public relations.



Josh Lovatt Lead Developer

Josh Lovatt's expertise in mobile gaming has proven to be invaluable in the development of the CARROT Wellness program. The company's Lead Developer, Lovatt earned degrees in both Mathematics and Computer Science from the University of Michigan-Dearborn. The Welsh-born, full-stack developer's passion for creating games that all users can enjoy has been instrumental in the successful creation of many mobile apps, particularly CARROT.

CARROT is Turning Heads

On a number of fronts, CARROT and its team have already earned valuable recognition and credibility that will serve the company well in its mission to be a disruptive industry force:

Health Care


CRAIN'S
HEALTH CARE
LEADERSHIP
SUMMIT
mahp

CARROT's potential impact on the industry crystallized in a recent competition that included more than 100 startup companies. An audience of more than 400 health care CEO's and HR professionals named CARROT the "Most Innovative Solution" to engage millennials in health care at the 2016 Crain's Detroit Business Health Care Leadership Summit.

IT

CARROT was named a Google Days Regional Finalist in 2016; and Founder and CEO Michael Antaran was honored as one of the "50 Names to Know in Information Technology" by Crain's Detroit Business.

Business

CARROT was one of just 32 U.S. companies selected to participate in a Small Business Roundtable event featuring Warren Buffet, Michael Bloomberg, and Twitter/Square CEO Jack Dorsey in New York in June 2016. The previous year, CARROT was one of just 16 companies invited by Goldman Sachs and Bloomberg LP to participate in an exclusive Small Business Coaching Session in NYC.


10,000
small
businesses

The ability to tap into the resources and expertise of organizations such as Henry Ford Health System, Goldman Sachs and Bloomberg have helped position CARROT as a potential marketplace leader while providing clarity for its vision of the future.

Be a Part of CARROT

This is an offering of Class B Units, under registration exemption 4(a)(6), in CARROT pass, LLC. This offering must raise at least $10,000 by April 2, 2018 at 4:00pm ET. If this offering doesn't reach its *target*, then your money will be refunded. CARROT may issue additional securities to raise up to $699,999, the offering's *maximum*.

$41,777 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

1,143,062 units × $4.90 per unit
= $5,601,004 implied valuation

Pitch Deck


CARROT
7832
2932
The App that Rewards You Financially for Walking.


OPPORTUNITY
CARROT
To curb rising per-employee health care costs,
employers are increasing investments in wellness programs.
$13K
AVG. 2016 HEALTH CARE COST PER EMPLOYEE
$2.7K
ANNUAL ADDITIONAL COSTS PER OBESE EMPLOYEE
$700
ANNUAL WELLNESS INCENTIVES PER EMPLOYEE


WELLNESS LANDSCAPE
CARROT
Traditional one-size-fits-all wellness programs typically appeal only to the healthiest staff members, and they now often resort to penalizing employees – resulting still in poor engagement. What they need is a new approach that will motivate EVERYONE.
Everyone
CARROT
Punish
STICKS
Reward
Trending
TRADITIONAL WELLNESS PROGRAMS
Physically Active


Solution:
CARROT Health and Wellness
A mobile gaming company has successfully "gamified" corporate health and wellness – and it's called CARROT!
CARROT's **individualized goals** and **low-cost rewards** give users **instant gratification**, leading to enthusiastic adoption and maximizing participation by even the most sedentary employees.
There is **NO PROGRAM** in the marketplace quite like CARROT!
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CARROT: DISRUPTING THE CORPORATE WELLNESS INDUSTRY


Why Participants Love CARROT
- Individualized goals allow EVERYONE to compete equally.
- Participants get to play games, compete in challenges, and purchase e-gift cards that are available right on the app.
- No web portals, no passwords & no paperwork.
- Personal info is secure and private.
- No need to purchase expensive trackers such as Fitbits.
- Bottom Line: It's FUN!
SURVIVOR
CARROT: DISRUPTING THE CORPORATE WELLNESS INDUSTRY


Why Employers Love CARROT
Set-it-and-forget-it program: minimal HR requirements.
"Leveling the playing field" motivates everyone.
Delivers measurable results for less cost.
"Gamified" approach maximizes engagement.
Fully inclusive: Manual wheelchair users can compete equally.
Mobile tool supports all company wellness initiatives.
Unifying program for the entire organization.
CARROT: DISRUPTING THE CORPORATE WELLNESS INDUSTRY


Instant Gratification
Participants use the "CARROT Currencies" they've earned for walking & meeting individualized goals to compete in challenges, enter drawings, play games, and purchase rewards right on the app!
SURVIVOR
CARROT: DISRUPTING THE CORPORATE WELLNESS INDUSTRY


CARROT OSCARS
CARROT Oscars Contest
Mobile Engagement
CARROT's "gamified" approach motivates even the most sedentary staff members to participate (5-out-of-6 participants begin with a goal of less than 4,500 steps!)
CARROT: DISRUPTING THE CORPORATE WELLNESS INDUSTRY


Keeping Participants on Track
Features such as staff leaderboards, the personalized activity center, and targeted lock screen notifications celebrate accomplishments and encourage continued progress.
6773
3377
11:00
CARROT: DISRUPTING THE CORPORATE WELLNESS INDUSTRY

VALUE PROPOSITION

CARROT

CARROT typically delivers 6x greater participation than traditional wellness programs while requiring less than 1/6th the average annual incentives budget.
And while it appeals to ALL users equally - from marathon runners and weekend warriors to manual wheelchair users - CARROT delivers an astounding daily engagement rate of 85%!

6X PARTICIPATION

1/6 COST

85% DAILY ENGAGEMENT

TESTIMONIALS

CARROT

"When it comes to employee wellness, engagement is the name of the game, and CARROT's program is a truly innovative approach to engagement.
"It is an impressive tool."

-Bethany Thayer, Director-Center for Health Promotion and Disease Prevention
Henry Ford Health System

"CARROT has motivated our staff to get moving! Most of our staff have increased their daily steps and are making an effort to get healthier. We've had several staff members already celebrate weight loss and lower blood pressure as a result of this initiative.... It's an easy to use app and it's proving worth the investment."

-Ruthann Hande, Director of Education & Wellness Leader
United Auto Workers International

"CARROT Wellness is great! We recently added the program to our employee wellness program and have had increased participation in all our health programs across the board! Easy to use and great customer service."

-Elise Tuck, Human Resources Business Partner
PACE Southeast Michigan

RECOGNITION

CARROT

CARROT Named "Most Innovative Solution"

A group of more than 400 CEO's and HR professionals named CARROT the "Most Innovative Solution" to engage millennials in health care at the 2016 Crain's Detroit Business Health Care Leadership Summit.



More than 100 companies competed in the first-ever "Healthy@Work" competition sponsored by Priority Health and Crain's Detroit Business.
In the end, CARROT took top honors.

TRACTION

CARROT

Since its launch in January 2016, CARROT's patent-pending, "gamified" approach to health and wellness has attracted more than a dozen paying clients.

60K PAID USERS

$375K TOTAL REVENUE TO DATE

MARKET SIZE

CARROT

There is an immense opportunity for CARROT to provide the industry's first truly mobile program to a large market starved for an effective solution.


US Workplace Wellness Market
Businesses > 1K Employees
Midwest
$8B
$6B
$1.5B

CUSTOMER ACQUISITION

CARROT

To complement its simple, low-cost pricing structure, CARROT has developed targeted marketing strategies to effectively reach health care decision makers.

CARROT PRICING

$2.5K
SETUP FEE
(ONE TIME CHARGE)

$10
SUBSCRIPTION FEE
(PER USER PER YEAR)

CARROT MARKETING

TO REACH COMPANIES WITH >1,000 EMPLOYEES
- B2B Sales Force
- Employee Benefits Conferences
- National Wellness Organizations
- Targeted Digital Marketing

TO REACH COMPANIES WITH <1,000 EMPLOYEES
- "Self Serve" Instant Pilot
- Targeted Digital Marketing

EXIT

CARROT

CARROT will become a target for acquisition by major benefits management organizations, benefits brokers, health insurers, and fitness-related marketers.

NIKE · BlueCross BlueShield · WebMD · amazon · Cigna · fitbit · REDBRICK HEALTH · Reebok · Aetna · new balance · UnitedHealthcare · STAYWELL · MISFIT

TEAM

CARROT

Our team's unique blend of experience, expertise and passion has CARROT well-positioned for success.


Michael J Antaran
Founder & CEO


Michael Murray
VP Marketing & Communications

ADVISORS


Faris Alami
Business Advisor
Goldman Sachs 10kSB


Patricia Greene
Professor of Entrepreneurship
Babson College


Richard Bliss
Professor of Finance
Babson College


CARROT
Questions?
Please contact me at any time.
Michael J. Antaran
Founder & CEO
michael@CARROTwellness.com
66-WALKING-4
(669-255-4644)
CARROT PASS LLC
628 E. Parent #100, Royal Oak, MI 48067
www.CARROTwellness.com

Download

Financials

- Income statement
- Balance sheet
- Cash flow statement
- Change in equity statement
- Executive certification

Summary

- CARROT – with its mobile, "set-it-and-forget-it" platform delivering exceptional engagement – is ideally positioned to help companies of all sizes hold the line on rising employee health care costs by delivering an affordable, cost-effective program.
- CARROT is already off to a fast start with more than 15 organizations (including Henry Ford Health System, the UAW International, Oakland University and Takeda Pharmaceuticals) currently offering the program to 60,000-plus paid participants in the United States, Canada, Norway, Sweden, Switzerland, Austria, Finland, the Netherlands, and other countries.
- Utilizing the tenets of mobile gaming technology to drive engagement and organic growth, CARROT's patent-pending program includes personalized activity goals, individual challenges, team leaderboards, fantasy sports contests, digital gift cards and budget-neutral rewards from employers and local businesses – making the program essentially impossible for any competitor to replicate.

CARROT's SEC Filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on January 2, 2018
- Form C/A on January 3, 2018
- Form C-U on April 4, 2018

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Understand the Risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.